SCHEDULE A

                        Directors and Executive Officers
                                       of
                                   ELBIT LTD.
                            (as of February 7, 2005)


Citizenship is the same as country of address, unless otherwise noted.

Name & Address                                  Position              Current Principal Occupation
--------------                                  --------              ----------------------------

Doron Birger                                    Director              President & Chief Executive Officer of Elron
3 Azrieli Center, The Triangular Tower 42nd                           Electronic Industries Ltd.
floor, Tel-Aviv 67023, Israel

Tal Raz (1)                                     Director              Vice President, Chief Financial Officer of Elron
3 Azrieli Center, The Triangular Tower 42nd                           Electronic Industries Ltd.
floor, Tel-Aviv 67023, Israel

Moshe Fourier                                   Director              Vice President & Chief Technology Officer of
3 Azrieli Center, The Triangular Tower 42nd                           Elron Electronic Industries Ltd.
floor, Tel-Aviv 67023, Israel

Paul Weinberg                                   Director              General Counsel & Corporate Secretary of Elron
3 Azrieli Center, The Triangular Tower 42nd                           Electronic Industries Ltd.
floor, Tel-Aviv 67023, Israel


(1) Tal Raz holds 444 shares of the Issuer.


                              Page 19 of 55 pages